Exhibit 107

Calculation of Filing Fee Tables

Form S-3 (Form Type)

Solaris Energy Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	(1)	(2)	(3)	(3)	(1)	(1)
	Equity	Class A Common Stock, par value $0.01 per share	(1)	(4)	(3)	(3)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee required in connection with this Registration Statement. In connection with the securities offered hereby, the registrant will “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	There are being registered hereunder such indeterminate principal amount of debt securities as may from time to time be offered hereunder at indeterminate prices.
(3)	The proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)

Includes an indeterminate number of shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), of the registrant issuable upon conversion of the debt securities whose offer and sale are registered by the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act, the amount of shares of Class A Common Stock whose offer and sale are registered by such registration statement includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions.